Exhibit 99.1

POWER OF ATTORNEY

Stephen S. Burns

For Lordstown Motor Corp.

Know all by these present, that the undersigned does hereby constitute and appoint Robert M. Loesch and Glenn Morrical, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents to do any and all things, and execute any or all instruments which, after the advice of counsel, said attorneys and agents may deem necessary and advisable to enable the undersigned to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (“SEC”), including specifically, but without limitation thereof, power of attorney to sign the undersigned’s name to a Form 144 and Schedule 13D or Schedule 13G and any amendments thereto, to be filed with the SEC; and the undersigned does hereby ratify and confirm all that any of said attorneys and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Securities Exchange Act of 1934, as amended, or any other provisions of the federal securities law. The undersigned may revoke the authority granted herein upon delivering a signed written notice to the foregoing attorneys-in-fact.

Executed on this 19th day of November, 2021.

/s/ Stephen S. Burns

Stephen S. Burns